Exhibit 10.2

AGREEMENT AND PLAN OF MERGER

by and among

US DRY CLEANING CORPORATION,

USDCC MERGER SUB, INC.

AND

STEAM PRESS HOLDINGS, INC.

Dated as of August 8, 2005

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of August 8, 2005, is made and entered into by and among US DRY CLEANING CORPORATION, a Delaware corporation (“USDCC”), USDCC MERGER SUB, INC., a Hawaii corporation and direct, wholly-owned subsidiary of USDCC (“Merger Sub”), and STEAM PRESS HOLDINGS, INC., a Hawaii corporation (“SPHI”).

RECITALS:

WHEREAS, the respective boards of directors of USDCC, Merger Sub and SPHI deem it advisable and in the best interests of their respective stockholders that Merger Sub merge with and into SPHI (the “Merger”) upon the terms and subject to the conditions set forth herein; and

WHEREAS the respective boards of directors of USDCC, Merger Sub and SPHI have approved the Merger; and

WHEREAS, as an inducement to enter into this Agreement and to consummate the Merger the parties hereto are willing to make certain representations and warranties as set forth herein;

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

1.1  The Merger

Upon the terms and subject to the conditions hereof, at the Effective Time (as defined in Section 1.2), Merger Sub shall merge with and into SPHI and the separate corporate existence of Merger Sub shall thereupon cease, and SPHI shall be the surviving corporation in the Merger (as such, the “Surviving Corporation”). The Merger shall have the effects set forth in this Agreement.

1.2  Effective Time of the Merger

The Merger shall become effective upon the filing with the Secretary of State of the State of Hawaii of an agreement of merger (the “Agreement of Merger”) in accordance with the requirements of Hawaii law (the “Effective Time”).

THE SURVIVING CORPORATION

1.3  Articles of Incorporation

The articles of incorporation of SPHI in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation at and after the Effective Time, and thereafter may be amended in accordance with the terms thereof and Hawaii law.

1.4  Bylaws

The bylaws of SPHI in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation at and after the Effective Time, and thereafter may be amended in accordance with their terms and as provided by the articles of incorporation of the Surviving Corporation.

1.5  Directors and Officers

At and after the Effective Time, the directors and officers of the Surviving Corporation shall be the directors and officers of SPHI immediately prior to the Effective Time, until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation.

ARTICLE 2

CONVERSION OF SHARES

2.1  Conversion of Capital Stock

As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any capital stock or other securities described below:

(a)  Each share of the common stock,[ no par value per share,] of SPHI (“SPHI Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for the right to receive 240 shares of fully paid and nonassessable shares of USDCC voting Preferred Stock, par value $.0001 per share and liquidation preference of $2.40 per share, convertible into one share of USDCC Common Stock, par value $.0001 per share. The SPHI Common Stock, when so converted and exchanged, shall no longer be outstanding and shall automatically be canceled and retired, and the holder of a certificate (“SPHI Stock Certificate”) that, immediately prior to the Effective Time, represented outstanding shares of SPHI Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such SPHI Stock Certificate, the shares of USDCC Preferred Stock (the “Merger Shares”) to which such holder is entitled pursuant to this Section 3.1(a). Until surrendered as contemplated by Section 3.2(a), each SPHI Stock Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Shares as provided herein. The number of shares of USDCC Preferred

(b)  Stock to be so issued for each share of SPHI Common Stock is referred to herein as the “Exchange Ratio.”

(c)  Each share of the common stock, no par value, of Merger Sub (the “Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall automatically be converted into the same number of shares of common stock of the Surviving Corporation, and shall, immediately after the Merger, be the only shares of capital stock of the Surviving Corporation issued and outstanding.

(d)  Each share of each class and series of USDCC Common Stock issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall not be affected by the Merger.

(e)  The Merger Shares issued upon the surrender of the SPHI Stock Certificates in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such SPHI Stock Certificates and the SPHI Common Stock formerly represented thereby; and from and after the Effective Time there shall be no further registration of transfers effected on the stock transfer books of the Surviving Corporation of shares of the SPHI Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, SPHI Stock Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article III.

2.2  Surrender and Payment

(a)  At the Closing, USDCC shall issue and deliver to each holder of a SPHI Stock Certificate, the Merger Shares to which such holder is entitled, in exchange for the holder’s surrender for cancellation of such SPHI Stock Certificate.

(b)  If any Merger Shares are to be issued to a Person (as hereinafter defined) other than the registered holder of the SPHI Stock Certificates surrendered in exchange therefore, it shall be a condition to such issuance that the SPHI Stock Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer to USDCC.

(c)  For purposes of this Agreement, “Person” means an individual, a corporation, a limited-liability company, a partnership, an association, a trust or any other entity or organization, including a governmental or political subdivision or any agency or instrumentality thereof.

(d)  If any SPHI Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such SPHI Stock Certificate to be lost, stolen or destroyed, USDCC will issue in exchange for such lost, stolen or destroyed SPHI Stock Certificate the Merger Shares deliverable in respect thereof pursuant to this Agreement. USDCC, in its discretion, may require as a condition to such issuance that such Person also agree to indemnify, defend and hold harmless USDCC and the Surviving Corporation from and against any Liability (as hereinafter defined) to any Person with respect to such lost, stolen or destroyed SPHI Stock Certificate. “Liabilities” for purposes of this Agreement means any and all direct or indirect liabilities, indebtedness, obligations, commitments, claims, deficiencies, expenses,

(e)  deferred income, guaranties or endorsements of any type, whether known, unknown, accrued, absolute, contingent, matured or unmatured.

2.3  No Fractional Shares

No fractional share of USDCC Preferred Stock shall be issued in the Merger.

2.4  Closing

(a)  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of SPHI, 1930 Auiki Street Honolulu Hawaii on the first business day following the date as of which all of the conditions set forth in Article X hereof shall have been satisfied or waived, or at such other date and time as USDCC and SPHI shall otherwise agree in writing (either such date, the “Closing Date”).

(b)  At the Closing, (i) USDCC and Merger Sub shall deliver the various certificates, instruments, and documents referred to in subparagraph (c), below, (ii) SPHI shall deliver the various certificates, instruments, and documents referred to in subparagraph (d), below, (iii) SPHI and Merger Sub shall execute and file the Agreement of Merger with the Secretary of State of the State of Hawaii, and (v) the parties hereto shall undertake any other actions provided for in this Section 3.4 in accordance with the terms of this Agreement.

(c)  At the Closing, USDCC or Merger Sub, as applicable, shall deliver the following:

(i)  USDCC shall issue and deliver the Merger Shares as provided in Section  3.2(a); and

(ii)  USDCC and Merger Sub shall furnish SPHI with:

(A)  a certificate executed by the Secretary or an Assistant Secretary of each of USDCC and Merger Sub certifying as of the date of the Closing Date (1) a true and complete copy of the certificate of incorporation or articles of incorporation, as the case may be, of USDCC and Merger Sub certified as of a recent date by the Secretary of the State of the state of its incorporation or organization, and a true and complete copy of the respective bylaws of USDCC and Merger Sub, as certified by the Secretary or an Assistant Secretary of USDCC and Merger Sub, as applicable, and (2) a true and complete copy of the resolutions of the respective boards of directors of USDCC and Merger Sub authorizing the execution, delivery, and performance of this Agreement by USDCC and Merger Sub and the consummation of the transactions contemplated hereby;

(B)  a certificate of the Secretary of State of the State of Delaware or other state of incorporation or organization, as applicable, certifying the good standing of USDCC and Merger Sub, dated within 10 days of the Closing Date; and

(C)  the other documents and instruments to be delivered by USDCC or Merger Sub on or before the Closing as called for herein.

(D)  At the Closing, SPHI shall furnish USDCC and Merger Sub with:

(iii)  a certificate executed by the Secretary or an Assistant Secretary of SPHI certifying as of the date of the Closing Date (1) a true and complete copy of the articles of incorporation of SPHI, Enivel and each other Subsidiary as defined in Section 4.1(c)(ii), certified as of a recent date by the Secretary of State of the State of Hawaii, and a true and complete copy of the bylaws of each such entity, certified by the Secretary or an Assistant Secretary of SPHI, and (2) a true and complete copy of the resolutions of the board of directors of SPHI authorizing the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby;

(iv)  a certificate of the Secretary of State of the State of Hawaii certifying the good standing of SPHI, Enivel and such Subsidiaries in such state, dated within 10 days of the Closing Date; and

(v)  such other documents and instruments to be delivered by SPHI on or before the Closing Date as called for herein.

(d)  At the Closing, SPHI shall deliver to USDCC the resignation and release agreements provided for in Section 8.8.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF SPHI

SPHI represents and warrants to USDCC and Merger Sub that the statements contained in this Article 4 are true and correct, except as disclosed in the disclosure letter delivered by SPHI to USDCC as of the date hereof (the “SPHI Disclosure Letter”):

3.1  Organization and Qualification

(a)  SPHI and each of its Subsidiaries (as defined in subparagraph (c), below) is a corporation duly organized, validly existing and in good standing under the laws of it state of incorporation, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of its properties or the nature of its business makes such qualification necessary, except in jurisdictions, if any, where the failure to be so qualified would not result in a SPHI Material Adverse Effect (as defined in subparagraph (c), below). SPHI and each of its Subsidiaries has all requisite corporate or other power and authority to own, use or lease its properties and to carry on its business as it is now being conducted. SPHI and each of its Subsidiaries has made available to USDCC a complete and correct copy of its articles of incorporation and bylaws, each as amended to date, and such articles of incorporation and bylaws as so delivered are in full force and effect. Neither SPHI nor any of its Subsidiaries is in default in any respect in the performance, observation or fulfillment of any provision of its articles of incorporation or bylaws.

(b)  Schedule 4.1(b) of the SPHI Disclosure Letter sets forth a true and complete description of all Subsidiaries of SPHI. Except for such Subsidiaries, SPHI has no Subsidiaries and does not own or hold any investment or other interest in any Person.

(c)  For purposes of this Agreement, (i) an “SPHI Material Adverse Effect” shall mean any event, circumstance, condition, development or occurrence causing, resulting in or having (or with the passage of time likely to cause, result in, or have) a material adverse effect on the financial condition, business, assets, properties, prospects or results of operations of SPHI; and its Subsidiaries, taken as a whole, and (ii) ”Subsidiary” shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (x) at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly beneficially owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries, or (y) such party or any Subsidiary of such party is a general partner of a partnership or a manager of a limited liability company.

3.2  Capitalization

The authorized capital stock of SPHI consists of 5,000 shares of SPHI Common Stock, of which 5,000 shares will be issued and outstanding immediately prior to the Effective Time. As of the Closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, stock appreciation rights, phantom equity or other agreements or commitments obligating SPHI to issue, transfer, sell, redeem, repurchase or otherwise sell, issue or acquire any shares of SPHI Common Stock.

3.3  Authority
SPHI has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by SPHI’s board of directors and shareholders, and no other corporate proceedings on the part of SPHI are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by SPHI and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto, constitutes the legal, valid and binding obligation of SPHI enforceable against SPHI in accordance with its terms, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors and of general principles of equity (the “Enforceability Exception”).

3.4  Consents and Approvals; No Violation

The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance by SPHI of its obligations hereunder will not:

(a)  conflict with any provision of SPHI’s articles of incorporation or bylaws;

(b)  require any consent, waiver, approval, order, authorization or permit of, or registration, filing with or notification to, (i) any governmental or regulatory authority or agency (a “Governmental Authority”), except for applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), state securities or blue sky laws, and approvals that are ministerial in nature and are customarily obtained from Governmental Authorities after the Effective Time in connection with transactions of SPHI of the same nature as are contemplated hereby (“Customary Post-Closing Consents”) or (ii) any third party other than a Governmental Authority, other than such non-Governmental Authority third party consents, waivers, approvals, orders, authorizations and permits that would not (x) result in a SPHI Material Adverse Effect, (y) materially impair the ability of SPHI to perform its obligations under this Agreement or (z) prevent the consummation of any of the transactions contemplated by this Agreement;

(c)  result in any violation of or the breach of or constitute a default (with notice or lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration or guaranteed payments or a loss of a material benefit under, any of the terms, conditions or provisions of any note, lease, mortgage, license, agreement or other instrument or obligation to which SPHI or any of its Subsidiaries is a party or by which SPHI or any of its Subsidiaries or any of their respective properties or assets may be bound, except for such violations, breaches, defaults, or rights of termination, cancellation or acceleration, or losses as to which requisite waivers or consents have been obtained or which, individually or in the aggregate, would not (i) result in a SPHI Material Adverse Effect, (ii) materially impair the ability of SPHI or any of its Subsidiaries to perform its obligations under this Agreement or (iii) prevent the consummation of any of the transactions contemplated by this Agreement;

(d)  violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to SPHI or any of its Subsidiaries;

(e)  result in the creation of any lien, mortgage, pledge, security interest, encumbrance, claim or change of any kind (“Lien,” if singular, or “Liens,” if plural) upon any shares of capital stock or material assets of SPHI or any of its Subsidiaries under any agreement or instrument to which SPHI or any of its Subsidiaries is a party or by which SPHI or any of its Subsidiaries or any of their materials assets is bound; or

(f)  result in any holder of any securities of SPHI being entitled to appraisal, dissenters’ or similar rights.

3.5  Required Stockholder Vote or Consent

The only vote of the holders of any class or series of capital stock of SPHI that will be necessary to consummate the Merger and the other transactions contemplated by this Agreement is the approval of this Agreement by the shareholders of SPHI, which has been duly obtained.

3.6  Financial Statements

The financial statements of SPHI previously provided to USDCC are true and correct in all material respects.

Absence of Certain Changes

Except as contemplated by this Agreement, (a) SPHI has conducted its business in all material respects in the ordinary course, (b) there has not been any change or development, or combination of changes or developments that, individually or in the aggregate, would have a SPHI Material Adverse Effect and (c) there has not been any amendment of any term of any outstanding security of SPHI.

3.7  Taxes

Except for matters that would not have a SPHI Material Adverse Effect, SPHI has filed all material tax returns required by applicable law to be filed by it and has paid or accrued all taxes shown as due thereon. SPHI has no knowledge of a material tax deficiency which has been asserted or threatened against SPHI.

3.8  Litigation

Except for matters that would not have a SPHI Material Adverse Effect, there is no suit, claim, action, proceeding or investigation pending or, to SPHI’s knowledge, threatened against or directly affecting SPHI or any of the directors or officers of SPHI in their capacity as such. Neither SPHI nor, to its knowledge, any officer, director or employee of SPHI, has been permanently or temporarily enjoined by any order, judgment or decree of any court or any other Governmental Authority from engaging in or continuing any conduct or practice in connection with the business, assets or properties of SPHI, nor, to the knowledge of SPHI, is SPHI or any officer, director or employee of SPHI under investigation by any Governmental Authority. There is not in existence any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring SPHI to take any action of any kind with respect to its business, assets or properties.

3.9  Compliance with Applicable Laws

SPHI holds all material approvals, licenses, permits, registrations and similar type authorizations necessary for the lawful conduct of its business, as now conducted, and, to SPHI’s knowledge, such business is not being, and SPHI has not received any notice from any Governmental Authority or person that any such business has been or is being, conducted in violation of any law, ordinance or regulation, including without limitation any law, ordinance or regulation relating to occupational health and safety, except for possible violations which either individually or in the aggregate have not resulted and would not result in a SPHI Material Adverse Effect.

3.10  Insurance

SPHI currently has in place all policies of insurance which are reasonably required in connection with the operation of the business of SPHI as currently conducted in accordance with applicable laws and all agreements relating to SPHI.

Permits

Immediately prior to the Effective Time, SPHI will hold all of the permits, licenses, certificates, consents, approvals, entitlements, plans, surveys, relocation plans, environmental impact reports and other authorizations of Governmental Authorities (“Permits”) required or necessary to own, operate, use and maintain its properties and conduct its operations as presently conducted, except for such Permits, the lack of which, individually or in the aggregate, would not have an SPHI Material Adverse Effect.

3.11  Brokers

Except for the finder’s fees payable to Blackpoint Capital Advisory, LLC, and The Watley Group, no investment banker is entitled to any brokerage, finder’s fee or other fee or commission payable by SPHI or USDCC in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of SPHI.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF USDCC

USDCC represents and warrants to SPHI as follows, except as disclosed in a disclosure letter delivered by USDCC to SPHI as of the date hereof (the “USDCC Disclosure Letter”):

4.1  Organization and Qualification

(a)  USDCC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of USDCC’s properties or the nature of its business makes such qualification necessary. USDCC has made available to SPHI a complete and correct copy of its certificate of incorporation and bylaws, each as amended to date, and USDCC’s certificate of incorporation and bylaws as so delivered are in full force and effect. USDCC is not in default in any respect in the performance, observation or fulfillment of any provision of its certificate of incorporation or bylaws.

(b)  Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Hawaii. USDCC has made available to SPHI a complete and correct copy of its articles of incorporation and bylaws, each as amended to date, and Merger Sub’s articles of incorporation and bylaws as so delivered are in full force and effect. Merger Sub is not in default in any respect in the performance, observation or fulfillment of any provision of its articles of incorporation or bylaws.

(c)  Merger Sub is a direct, wholly-owned Subsidiary of USDCC, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations of any kind, entered into any agreement or arrangement with any Person or entity, or incurred, directly or indirectly, any Liabilities, in each case, except in connection with its incorporation, the negotiation of this Agreement, the Merger and the transactions contemplated hereby.

(d)  Capitalization

The authorized capital stock of USDCC consists of 40,000,000 shares of authorized common stock, $0.0001 par value per share (the “USDCC Common Stock”), and 20,000,000 shares of Preferred Stock, par value $0.0001 per share (“USDCC Preferred Stock”). As of the date of this Agreement, USDCC has issued and outstanding 3,675,000 shares of USDCC Common Stock and is in the process of offering up to 35 units, each unit consisting of a $100,000 face amount senior subordinated convertible note (convertible into USDCC Common Stock at $1 per share) and 50,000 shares of USDCC Common Stock. If all of the Units are sold there would be a total of 8,925,000 share outstanding on a fully diluted basis. The authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock, all of which shares are outstanding and owned, of record and beneficially, by USDCC. There are no other outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating USDCC or Merger Sub to issue, transfer, sell, redeem, repurchase or otherwise sell, issue or acquire any shares of Merger Sub Common Stock. All outstanding shares of USDCC Common Stock are validly issued, fully paid and non-assessable, and free of preemptive rights.

4.2  Authority

(a)  Each of USDCC and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the respective board of directors of USDCC and Merger Sub, and no other corporate proceedings on the part of USDCC and Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by USDCC and Merger Sub, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes the legal, valid, and binding obligations of USDCC and Merger Sub enforceable against USDCC or Merger Sub, as applicable, in accordance with its terms, except for the Enforceability Exception.

(b)  The Merger Shares have been duly and validly authorized for issuance pursuant to the Merger and, when issued at the Closing, will be validly issued, fully paid and non-assessable and free of any preemptive right.

4.3  Consents and Approvals; No Violation

The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance by each of USDCC and Merger Sub of their respective obligations hereunder will not:

(a)  conflict with any provision of the respective certificate or articles of incorporation or bylaws of USDCC or Merger Sub;

(b)  require any consent, waiver, approval, order, authorization or permit of, or registration, filing with or notification to, (i) any Governmental Authority, except for applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws and

(c)  Customary Post-Closing Consents or (ii) any third party other than a Governmental Authority, other than such non-Governmental Authority third party consents, waivers, approvals, orders, authorizations and permits that would not (x) materially impair the ability of USDCC or any of its Subsidiaries to perform its obligations under this Agreement or (y) prevent the consummation of any of the transactions contemplated by this Agreement;

(d)  result in any violation of or the breach of or constitute a default (with notice or lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration or guaranteed payments or a loss of a material benefit under, any of the terms, conditions or provisions of any note, lease, mortgage, license, agreement or other instrument or obligation to which USDCC or any of its Subsidiaries is a party or by which USDCC or any of its Subsidiaries or any of their respective properties or assets may be bound, except for such violations, breaches, defaults, or rights of termination, cancellation or acceleration, or losses as to which requisite waivers or consents have been obtained or which, individually or in the aggregate, would not (i) materially impair the ability of USDCC or any of its Subsidiaries to perform its obligations under this Agreement or (ii) prevent the consummation of any of the transactions contemplated by this Agreement;

(e)  violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to USDCC or any of its Subsidiaries;

(f)  result in the creation of any Lien upon any properties or assets or on any shares of capital stock of USDCC or its Subsidiaries under any agreement or instrument to which USDCC or any of its Subsidiaries is a party or by which USDCC or any of its Subsidiaries or any of their properties or assets is bound; or

(g)  result in any holder of any securities of USDCC or any of its Subsidiaries being entitled to appraisal, dissenters’ or similar rights.

4.4  Litigation

There is no material suit, claim, action, proceeding or investigation pending or, to its knowledge, threatened against or directly affecting USDCC, or any of the directors or officers of USDCC in their capacity as such. Neither USDCC nor any officer, director or employee of USDCC has been permanently or temporarily enjoined by any order, judgment or decree of any court or any other Governmental Authority from engaging in or continuing any conduct or practice in connection with the business, assets or properties of USDCC, nor, to its knowledge, is USDCC or any officer, director or employee of USDCC or under investigation by any Governmental Authority. There is not in existence any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring USDCC to take any action of any kind with respect to its business, assets or properties.

Employee Benefit Plans

Neither USDCC nor any trade or business, whether or not incorporated, which together with USDCC would be deemed a “single employee” within the meaning of Section 414(b), (c) or (m) of the Internal Revenue Code of 1986, as amended, or Section 4001(b)(1) of ERISA has, or on or before the Closing will have, sponsored, maintained or contributed to any employee benefits, plan or arrangement (including, but not limited to, any plan described in Section 3(3) of ERISA) written six years prior to the Effective Time.

4.5  Compliance with Applicable Laws

USDCC holds all Permits, if any, necessary for the lawful conduct of its businesses, as now conducted, and such businesses are not being, and USDCC has not received any notice from any Governmental Authority or Person that any such business has been or is being, conducted in violation of any law, ordinance or regulation, including without limitation any law, ordinance or regulation relating to occupational health and safety

4.6  Insurance

USDCC and its Subsidiaries currently have in place the policies of insurance described in Schedule 5.13 of the USDCC Disclosure Letter.

4.7  Employees

Schedule 5.14 of the USDCC Disclosure letter sets forth a true and complete list of all directors, officers, and other employees of USDCC.

4.8  Contracts

As of the Closing Date, USDCC will not be party to any material contract, lease, indenture, agreement, arrangement or understanding other than this Agreement and the other agreements provided for or contemplated hereby.

4.9  Required Stockholder Vote or Consent

No vote or consent of the holders of any class or series of USDCC Stock is or will be necessary to consummate the Merger and the other transactions contemplated by this Agreement.

4.10  Brokers

Except for the finder’s fees payable to Blackpoint Capital Advisory, LLC, and The Watley Group, no broker, finder or investment banker is entitled to any brokerage, finder’s fee or other fee or commission payable by USDCC or any of its Subsidiaries or the Surviving Corporation in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of USDCC or any of its Subsidiaries.

Issuance of the Securities

Upon the Effective Time, the USDCC Preferred Stock issued or issuable pursuant to the Merger will be duly authorized and validly issued, fully paid and non-assessable, free and clear of all Liens other than restrictions on transfer provided for or referred to in this Agreement. Upon the Effective Time, USDCC shall have duly reserved out of the authorized but unissued shares of USDCC Common Stock such number of shares of USDCC Common Stock as are issuable upon conversion and exercise, in full, of the USDCC Preferred Stock.

ARTICLE 5

OMITTED

.

ARTICLE 6

CONDUCT OF BUSINESS PENDING THE MERGER

6.1  Conduct of Business by the USDCC and SPHI Pending the Merger

From the date hereof until the Effective Time, unless USDCC and SPHI shall otherwise agree in writing, and expect as otherwise contemplated by this Agreement, USDCC and SPHI and their respective Subsidiaries shall conduct their business in the ordinary course consistent with past practice. Except as otherwise provided in this Agreement, and without limiting the generality of the foregoing, from the date hereof until the Effective Time, without the written consent of USDCC and SPHI, which consent shall not be unreasonably withheld:

(a)  Neither USDCC nor SPHI will adopt or propose any change to their respective certificate or articles of incorporation or bylaws (other than an amendment to the articles of incorporation of USDCC to authorize the Merger Shares);

(b)  Neither USDCC nor SPHI will (i) declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock of the respective USDCC and SPHI, or (ii) repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other securities of, or other ownership interests in, USDCC or SPHI, as the case may be;

(c)  Neither USDCC nor SPHI will, nor permit any of its Subsidiaries to, merge or consolidate with any other person or acquire assets of any other person except in the ordinary course of business or pursuant to transactions among wholly-owned subsidiaries of USDCC or SPHI, as the case may be;

(d)  Neither USDCC nor SPHI will, nor permit any of its Subsidiaries to, sell, lease, license or otherwise surrender, relinquish or dispose of any material assets or properties except in the ordinary course of business;

(e)  Except pursuant to the “debt exchange” agreements referred to below, neither USDCC nor SPHI will (i) issue any securities (whether through the issuance or granting of options, warrants, rights or otherwise, (ii) enter into any amendment of any term of any outstanding security of such company or of any of its Subsidiaries, (iii) incur any indebtedness, except trade debt in the ordinary course of business and debt pursuant to existing or previously disclosed contemplated credit facilities or arrangements, (iv) increase in any material respect compensation, bonus or other benefits payable to, or modify or amend any employment agreements or severance agreements with, any executive officer, or (v) enter into any settlement or consent with respect to any pending litigation, other than settlements in the ordinary course of business or on terms which are not otherwise materially adverse to such company and its Subsidiaries taken as a whole;

(f)  USDCC and SPHI will not change any method of accounting or accounting practice by USDCC and SPHI or any of their Subsidiaries, except for any such change required by GAAP;

(g)  Neither USDCC nor SPHI will, nor permit any of its Subsidiaries to, (i) take, or agree or commit to take, any action that would make any representation and warranty of the respective company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time or (ii) omit, or agree or commit to omit, to take any action necessary or appropriate to prevent any such representation or warranty from being inaccurate in any material respect at any such time; and

(h)  Neither USDCC nor SPHI will, nor permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

ARTICLE 7

ADDITIONAL AGREEMENTS

7.1  Expenses

The parties shall bear their own expenses.

7.2  Cooperation

Subject to compliance with applicable law, from the date hereof until the Effective Time, each of the parties hereto shall confer on a regular and frequent basis with one or more representatives of the other parties to report operational matters of materiality and the general status of ongoing operations and shall promptly provide the other parties or their counsel with copies of all filings made by such party with any Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

7.3  Publicity

Neither the parties hereto nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without the prior consultation of the other parties, except as may be required by law, and will use reasonable efforts to provide copies of such release or other announcement to the other parties hereto, and give due consideration to such comments as such other parties may have, prior to such release.

7.4  Additional Actions

Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, to consummate and make effective the Merger and the other transactions contemplated by this Agreement.

7.5  Filings

Each party hereto shall make all filings required to be made by such party in connection herewith or desirable to achieve the purposes contemplated hereby, and shall cooperate as needed with respect to any such filing by any other party hereto.

7.6  Consents

Each party hereto shall use all reasonable efforts to obtain all consents necessary or advisable in connection with such party’s obligations hereunder.

7.7  Notice of Certain Events

Each party to this Agreement shall promptly as reasonably practicable notify the other parties hereto of:

(a)  any notice or other communication from any Person alleging that the consent of such Person (or other Person) is or may be required in connection with the transactions contemplated by this Agreement;

(b)  any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; or

(c)  any actions, suits, claims, investigations or proceedings commenced or, to the best of such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or any of such party’s Subsidiaries which, if pending on the date of this Agreement, would have rendered untrue any representation contained in Article IV, V or VI, or which relate to the consummation of the transactions contemplated by this Agreement.

7.8  Resignations and Releases; Appointment of Directors and Officers

(a)  Prior to the Closing Date, SPHI shall obtain from each of its directors, officers and employees a written resignation and release agreement, by which each such Person agrees to resign from SPHI effective as of the Closing Date and to release SPHI and its affiliates from any and all Liabilities.

(b)  At or before the Closing Date, SPHI shall cause to be appointed as all of the directors and officers of SPHI, effective as of the effectiveness of the resignations referred to in subparagraph (a), above, the nominees of USDCC for appointment as such directors and officers.

ARTICLE 8

CONDITIONS TO CONSUMMATION OF THE MERGER

8.1  Conditions to the Obligation of Each Party

The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

(a)  no action, suit or proceeding instituted by any Governmental Authority shall be pending and no statute, rule or regulation and no injunction, order, decree or judgment of any court or Governmental Authority of competent jurisdiction shall be in effect, in each case which would prohibit, restrain, enjoin or restrict the consummation of the Mergers; and

(b)  USDCC and SPHI shall have obtained such permits, authorizations, consents, or approvals required to consummate the transactions contemplated hereby.

8.2  Conditions to the Obligations of USDCC and Merger Sub

The obligations of USDCC and Merger Sub to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)  SPHI shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time, and the representations and warranties of SPHI contained in this Agreement, to the extent qualified with respect to materiality shall be true and correct in all respects, and to the extent not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time, and USDCC shall have received a certificate of the Chief Executive Officer of SPHI as to the satisfaction of this condition;

(b)  all proceedings to be taken by SPHI in connection with the transactions contemplated by this Agreement and all documents, instruments and certificates to be delivered by SPHI in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to USDCC;

(c)  the “debt exchange” agreements in the forms attached hereto shall have been executed; and

(d)  SPHI shall have received and delivered to USDCC the resignations and release agreements from each of its directors, officers and other employees, and the nominees of SPHI

(e)  shall have been duly appointed as all of the directors and officers of USDCC, all as contemplated in Section 8.8.

8.3  Conditions to the Obligations of SPHI

The obligation of SPHI to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)  USDCC shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of USDCC contained in this Agreement, to the extent qualified with respect to materiality shall be true and correct in all respects, and to the extent not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time, and SPHI shall have received a certificate of the Chief Executive Officer of USDCC as to the satisfaction of this condition; and

(b)  all proceedings to be taken by USDCC and Merger Sub, as the case may be, in connection with the transactions contemplated by this Agreement and all documents, instruments and certificates to be delivered by USDCC and Merger Sub, as the case may be, in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to SPHI.

ARTICLE 9

SURVIVAL

9.1  Survival of Representations and Warranties

The representations and warranties of the parties contained in this Agreement shall survive the Effective Time.

ARTICLE 10

TERMINATION, AMENDMENT AND WAIVER

10.1  Termination

This Agreement may be terminated at any time prior to the Effective Time:

(a)  by the mutual written consent of USDCC and SPHI;

(b)  by either USDCC or SPHI if the Effective Time shall not have occurred on or before August 31, 2005 (the “Termination Date”); provided, that the party seeking to terminate this Agreement pursuant to this subparagraph (b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Mergers on or before the Termination Date;

(c)  by USDCC or SPHI if there has been a material breach by one of the other parties of any representation, warranty, covenant or agreement set forth in this Agreement which breach (if susceptible to cure) has not been cured in all material respects within 20 business days following receipt by each party of notice of such breach; or

(d)  by USDCC or SPHI if there shall be any applicable law, rule or regulation that makes consummation of the Merger illegal or if any judgment, injunction, order or decree of a court or other Governmental Authority of competent jurisdiction shall restrain or prohibit the consummation of the Merger, and such judgment, injunction, order or decree shall become final and nonappealable.

10.2  Effect of Termination

In the event of termination of the Agreement and the abandonment of the Merger pursuant to this Article XII, all obligations of the parties shall terminate, except the obligations of the parties pursuant to this Section 12.2 and except for the provisions of Sections 8.1 and 8.3; provided, however, that nothing herein shall relieve any party from liability for any breach of this Agreement.

ARTICLE 11

MISCELLANEOUS

11.1  Notices

All notices or communications hereunder shall be in writing (including facsimile or similar writing) addressed as follows:

To USDCC or Merger Sub:	35-325 Date Palm Drive ste. 211 Cathedral City, CA. 92234
1930 Auiki Street Honolulu, HI. 96819
To SPHI:

Any such notice or communication shall be deemed given (i) when made, if made by hand delivery, and upon confirmation of receipt, if made by facsimile, (ii) one business day after being deposited with a next-day courier, postage prepaid, or (iii) three business days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case addressed as above (or to such other address as such party may designate in writing from time to time).

11.2  Separability

If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

11.3  Assignment

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns; provided, however, that neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation and any assignment in violation hereof shall be null and void.

11.4  Interpretation

The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.5  Counterparts

This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each party.

11.6  Entire Agreement

This Agreement represents the entire agreement of the parties with respect to the subject matter hereof and shall supersede any and all previous contracts, arrangements or understandings between the parties hereto with respect to the subject matter hereof.

11.7  Governing Law

This Agreement shall be construed, interpreted, and governed in accordance with the laws of Hawaii, without reference to rules relating to conflicts of law.

11.8  Attorneys’ Fees

If any action at law or equity, including an action for declaratory relief, is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and expenses from the other party, which fees and expenses shall be in addition to any other relief, which may be awarded.

11.9  No Third Party Beneficiaries

No Person or entity other than the parties hereto is an intended beneficiary of this Agreement or any portion hereof.

11.10  Amendments and Supplements
Prior to the Effective Time, this Agreement may be amended or supplemented in writing by USDCC and SPHI with respect to any of the terms contained in this Agreement, except as otherwise provided by law.

11.11  Extensions, Waivers, Etc.

At any time prior to the Effective Time, either party may:

(a)  extend the time for the performance of any of the obligations or acts of the other party;

(b)  waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; or

(c)  waive compliance with any of the agreements or conditions of the other party contained herein.

Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

US Dry Cleaning Corporation By: /s/ Mike Drace Name: Mike Drace Title: CEO /s/ Robert Y. Lee Robert Y. Lee Chairman
USDCC MERGER SUB, INC. By: /s/ Michael Drace Name: Michael Drace Title: CEO
STEAM PRESS HOLDINGS, INC.. By: /s/ Michael Drace Name: Michael Drace Title: President